Exhibit 10.1

AMENDMENT NO. 5 TO
LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 5 dated as of April 26, 2007 to LOAN AND SECURITY AGREEMENT among SILICON VALLEY BANK (“Bank”), 3D SYSTEMS CORPORATION, a Delaware corporation (the “Company”), and its Subsidiary, 3D SYSTEMS, INC., a California corporation (“3D California;” the Company and 3D California being herein individually referred to as a “Borrower” and collectively referred to herein, jointly and severally, as the “Borrowers”), joined in for the purposes of Section 8 of this Amendment by (i) 3D HOLDINGS LLC, a Delaware limited liability company, (ii) 3D SYSTEMS ASIA PACIFIC LIMITED, a California corporation, and (iii) 3D CAPITAL CORPORATION, a California corporation (each individually being herein individually referred to as a “Guarantor” and collectively referred to herein, jointly and severally, as the “Guarantors”).

WITNESSETH:

WHEREAS, the Bank and the Borrowers are parties to a Loan and Security Agreement dated as of June 30, 2004 (as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, and Amendment No. 4, and as it may be further amended, supplemented, or otherwise modified, the “Credit Agreement”), and the other Loan Documents provided for in the Credit Agreement;

WHEREAS, the parties desire to amend certain provisions of the Credit Agreement as set forth in this Amendment;

WHEREAS, the Guarantors have guaranteed the Obligations of the Borrowers pursuant to the Guaranties; and

WHEREAS, terms used herein in capitalized form that are not defined herein are used herein as defined in the Credit Agreement;

NOW, THEREFORE, the parties agree as follows:

Section 1.               Effective Date.  The amendments to the Credit Agreement set forth herein shall be effective as of April 26, 2007 (the “Fifth Amendment Effective Date”).

Section 2.               Adjusted Quick Ratio.  Section 6.8 (i) of the Credit Agreement is hereby amended as of the Fifth Amendment Effective Date to read as follows:

“Quick Ratio (Adjusted).  Commencing as of January 1, 2007, and continuing through the Revolving Maturity Date, a ratio of Quick Assets to Adjusted Current Liabilities of at least 0.70 to 1.00.

Section 3.               Section 13.1 Amendment To Definitions.

The following existing definition, in Section 13.1 of the Credit Agreement, is hereby amended as of the Fifth Amendment Effective Date as follows:

“Borrowing Base” is as determined by Bank in its reasonable discretion: (i) 80% of the amount of Borrowers’ Eligible Domestic Accounts receivable plus (ii) 30% of the amount of Borrowers’ gross foreign accounts receivable, in each case as reasonably determined by Bank based on the most recent accounts receivable aging prepared by the Company and delivered to Bank pursuant to Section 6.2(d).

Section 4.               Section 13.1 New Definitions.

The following definitions are hereby added to Section 13.1 of the Credit Agreement as of the Fifth Amendment Effective Date, in the appropriate alphabetical order:

“Account Debtor” means any person who is or who may become obligated under, with respect to, or on account of , an Account, chattel paper, or a general intangible.”

“Eligible Domestic Accounts” are Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.2 of the Credit Agreement.  Bank reserves the right at any time and from time to time after the Effective Date, to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment.  Unless Bank agrees otherwise in writing, Eligible Domestic Accounts shall not include:

(a)           Accounts for which the Account Debtor has not been invoiced;

(b)           Accounts that the Account Debtor has not paid within sixty (60) days of the due date;

(c)           Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within sixty (60) days of the due date, but in any event not to exceed 90 days from the invoice date;

(d)           Credit balances older than sixty (60) days, but in any event not to exceed 90 days from the invoice date;

(e)           Accounts owing from an Account Debtor, including Affiliates whose total obligations to Borrowers exceed twenty-five (25%) of all Accounts,  but only to the extent the obligations owing by such Account Debtor are in excess of such percentage, unless Bank approves in writing;

(f)            Accounts owing from an Account Debtor which is a federal, state or local government entity or any department, agency, or instrumentality thereof, in aggregate, to the extent the face amounts of any such accounts in the aggregate, at any one time outstanding, is greater than Five Hundred Thousand Dollars ($500,000) and without an assignment of claims to the Bank;

(g)           Accounts owing from an Account Debtor to the extent that Borrowers are indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrowers in the ordinary course of its business;

(h)           Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, “bill and hold”, or other terms if Account Debtor’s payment may be conditional;

(i)            Accounts for which the Account Debtor is Borrowers’ Affiliate, officer, employee, or agent;

(j)            Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(k)           Accounts for which Bank in its good faith business judgment determines collection to be doubtful; and

(l)            Accounts with respect to which Account Debtor either (i) does not maintain its chief executive office in the United States, or Canada, excluding the province of Quebec, or (ii) is not organized under the laws of the United States or any state thereof, or Canada or any province thereof, excluding Quebec or (iii) is the government of any foreign country or sovereign state, or of any state, providence, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thererof.

Section 5.               Exhibit A-1 Amendments to Definitions.  The following definitions in Exhibit A-1 of the Credit Agreement are hereby amended as of the Fifth Amendment Effective Date to read as follows:

 “LIBOR Rate Margin” means 325 basis points (3.25%), provided however that if Borrowers achieve the Covenant Threshold, then as of the Covenant Threshold Date and thereafter, the LIBOR Rate Margin shall be 225 basis points (2.25%) with respect to all Advances.

“Prime Rate Margin” means 100 basis points (1.00%), provided however that if Borrowers achieve the Covenant Threshold, then as of the Covenant Threshold Date and thereafter,  the Prime Rate Margin shall be 0 basis points (0.00%) with respect to all Advances.

Section 6.               Waiver.

(i)            Bank hereby waives: (A) solely with respect to the fiscal quarter ending December 31, 2006, the following Events of Default arising under Section 8.2 as a result of Borrowers’ violation of: (1) Section 6.8 (i) (failure to comply with the Quick Ratio (Adjusted) covenant), (2) Section 6.8(ii) (failure to comply with the Adjusted Total Liabilities/Tangible Net Worth Ratio), (3) Section 6.8(iii) (failure to comply with the EBITDA covenant), (4) Section 6.2 (failure to deliver financial statements, reports, and certificates); (B) solely with respect to the period ending February 28, 2007, the Event of Default arising under Section 8.2 as a result of Borrowers’ violation of Section 6.2(d) (accounts receivable aging and accounts payable aging for such month); and (C) solely with respect to the fiscal quarter ending March 31, 2007, the Event of Default arising under Section 8.2 as a result of Borrowers’ violation of Section 6.2 (failure to deliver financial statements, reports and certificates) (collectively, the “Waived Defaults”).

(ii)           The waiver in this Section 6 shall become effective only in accordance with Section 10 hereof and then only in this specific instance and for the specific purposes set forth herein.

Section 7.               Representations and Warranties of the Borrowers.  The Borrowers represent and warrant that the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct in all material respects as of the Fifth Amendment Effective Date.

Section 8.               Consent of the Guarantors.  Each of the undersigned Guarantors has executed an Unconditional Guaranty (each a “Guaranty”) in favor of Bank respecting the obligations of each Borrower owing to Bank.  The Guarantors hereby consent to the amendments to the Credit Agreement set forth in this Amendment and each Guarantor agrees that nothing in its Guaranty obligates Bank to notify it of any changes in the financial accommodations made available to the Borrowers and no requirements to so notify it in the future shall be implied by the execution of this Amendment.

Section 9.               Effect on the Loan Documents.  Except to the extent that the provisions of the Credit Agreement are expressly amended by the terms and conditions of this Amendment, the covenants, terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms.

Section 10.             Effectiveness.  The effectiveness of this Amendment is subject to each of the following conditions:

(a)           receipt by Bank of fully executed copies of this Amendment signed by the Borrowers and Guarantors; and

(b)           receipt by Bank of an amendment fee in the amount of $20,000.

Section 11.             Conditions Subsequent.  Within thirty (30) days of the Fifth Amendment Effective Date, Borrowers shall permit Bank, and Bank shall conduct an audit of Borrowers’ accounts receivables.  Failure by Borrowers to fulfill the foregoing conditions subsequent shall constitute an Event of Default under the Credit Agreement, unless such failure results from the Bank’s failure to initiate such audit.

IN WITNESS WHEREOF, the parties have executed this Amendment pursuant to due authorization as of the date first set forth above.

BORROWERS:

3D SYSTEMS CORPORATION

By	/s/ Gerald J. Pribanic
	Name:	Gerald J. Pribanic
	Title:	Interim Vice President and Chief Financial Officer

3D SYSTEMS, INC.

By	/s/ Robert M. Grace, Jr.
	Name:	Robert M. Grace, Jr.
	Title:	Vice President

GUARANTORS:

3D HOLDINGS LLC

By	/s/ Robert M. Grace, Jr.
	Name:	Robert M. Grace, Jr.
	Title:	Vice President

3D SYSTEMS ASIA PACIFIC LIMITED

By	/s/ Robert M. Grace, Jr.
	Name:	Robert M. Grace, Jr.
	Title:	Vice President

3D CAPITAL CORPORATION

By	/s/ Robert M. Grace, Jr.
	Name:	Robert M. Grace, Jr.
	Title:	Vice President

BANK:

SILICON VALLEY BANK

By	/s/ Jason Ryan Spencer
	Name:	Jason Ryan Spencer
	Title:	Relationship Manager